EFFECTIVE AUGUST 23, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

August 30, 2004

VECTORIA, INC.

(Exact name of registrant as specified in its charter)

Colorado

0- 25715

880402908

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

14 Place du Commerce, Ste. 350, Le Des Soeurs, Verdun, Canada

H3E LT5

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (514) 448-6000

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(Former name or former address, if changed since last report)

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On September 2, 2004, Vectoria, Inc. ("Vectoria") entered into a Share Exchange Agreement with the shareholders of Satelinx Tracking Systems Inc. ("Satelinx"), whereby Vectoria agreed to issue 22,000,000 shares of its common stock in exchange for all of the issued and outstanding shares of common stock of Satelinx.

Satelinx is a provider of tracking systems and integrated asset location services with its headquarters located in Montreal, Quebec, Canada. Satelinx has converged wireless communications (GSM) and the Internet with global positioning (GPS/GPRS) technology enabling end-to-end mobile asset and vehicle location and monitoring solutions combining real-time GPS positioning and wireless communications systems delivering precise, time-critical mobile asset status and history information for increased security, greater loss control and telematics services.

The transaction is scheduled to close on or before October 15, 2004, subject to approval by Vectoria's shareholders owning a majority of Vectoria's common stock.  Under the terms of the Share Exchange Agreement, Vectoria is required to have no more than 8,000,000 shares of its common stock immediately prior to the closing.  Therefore, Vectoria will be seeking shareholder approval of a 10:1 reverse stock split as well as approval of the Share Exchange Agreement.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 31, 2004, Vectoria entered into five (5) debt settlement agreements whereby it will issue a total of 4,620,900 shares of its Class A common stock as repayment of $46,209 of debt owed by Vectoria. The shares to be issued will be restricted and will represent approximately 42% of Vectoria's total issued and outstanding shares after issuance.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2004, Jean Francois Amyot was appointed to the Board of Directors of Vectoria Inc.   Mr Amyot is senior general partner at Finkelstein Capital, a mergers and acquisition consulting firm specializing in the smallcap securities market.  Prior to becoming a senior partner of Finkelstein Capital, Mr. Amyot served as Chairman, President and Chief Executive Officer of publicly traded China Xin Network Media Corporation.  During such time, Mr. Amyot was responsible for the establishment of several joint ventures with the State Development Corporation (Industry Canada Equivalent).  Prior to his position with China Xin Network Media Corporation, Mr. Amyot founded Options Management Services, a consulting firm specializing in international business development strategies and implementation of tactical sales force to the financial information industry. Mr. Amyot served as President of Options Management Services for seven (7) years and throughout those seven (7) years, the company supplied services to information providers such as Reuters, Standard & Poors, Market Communication Group, Starfish Systems and the MarketNet Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

September 10, 2004

VECTORIA, INC.

By: /s/ J.F. Amyot

Name:  J.F. Amyot

Title:    Director